Exhibit 99.3

Americas Business Overview Cal Frese CEO, The Americas December 6, 2012

Americas Revenue by Region 2007 YTD Q3 2012 Canada: 21 owned offices and 1 affiliate Latin America: Owned offices in Brazil, Chile and Mexico; affiliates in 4 other countries Key Facts

Americas Revenue by Service Line 2007 YTD Q3 2012 Leasing Sales Property and Facilities Management Commercial Mortgage Brokerage Appraisal and Valuation Other 41% 31% 16% 7% 4% 1%

Macro Trends Businesses are increasingly complex, specialized and inter-dependent Traditional local market approach evolving toward “borderless” client needs Significant competition for leadership and producer talent Continued client migration toward fewer vendors and consolidated purchasing... even in middle markets Greater need for coordinated communications and deep business intelligence resources

CBRE Advantages Premier global brand 60+ countries globally A leading position in all major Americas markets Broad capabilities Broad and deep geographic distribution and coverage Diversified service platform; managed centrally Professionally managed, matrix (geographic/business line/product type) Collaborative culture Stable leadership team and sales force Investment in resources and research/business intelligence Scale and diversity Largest company in industry Thousands of clients; approximately 80% of Fortune 100 We believe that CBRE has a strong position and competitive advantage with headroom in every geography and service line

Leasing As of December 31, 2011. Does not include affiliate offices. Major 2012 Transactions 1,600,000 sq. ft. New York 800,000 sq. ft. Philadelphia 227,000 sq. ft. Dallas 500,000 sq. ft. Boston Approximately 2,6001 leasing professionals in the Americas Tailored service delivery by property type and industry/market specialization $46.8 billion Americas lease value in 2011; 32,725 total lease transactions Occupiers have been deferring making decisions and commitments due to increased uncertainty globally. Generally, the U.S. markets softened in Q3 2012, as a result of political/fiscal uncertainty, but incremental recovery was still evident. Tech, Pharma and energy sectors have been most active Key Facts 31% Percent of YTD Q3 2012 Americas Revenue

Leasing Market Share As of Q3 2012* Source: CoStar *Percentage of available space represented by each firm in eight key markets, combined: Atlanta, Chicago, Dallas, Houston, Los Angeles, New York, San Francisco, Washington, DC (% Office Market Share)

Capital Markets

Major 2012 Transactions		
	Scotia Plaza $1.25 Billion Office Sale	Toronto
	Russell Investment Center $480 Million Office Sale	Seattle
	PJ Finance Company $475 Million Recapitalization	United States: Multiple Markets
	400 South Hope $236 Million Sale $150 Million Financing	Los Angeles
	Inland American Lodging Group $116 Million Hotel Sale Advisory	Multi-Market

Percent of YTD Q3 2012 Americas Revenue


7%
16%
Property Sales
Commercial Mortgage Brokerage

Key Facts

- Approximately **550[1] investment sales specialists** in the Americas
- Specialization across all major property types
- **$45.6 billion** Americas sales value in 2011; 5,550 total sales transactions
- **$19.9 billion** of loan originations and **$103.6 billion**[2] of loan servicing in 2011
- Investors grew more cautious in Q3 2012 in response to macro uncertainty. A flight to quality trend was evident, with markets seen as safe havens drawing capital.
- Debt financing remained available, especially for core assets. Capital has been cheap due to low interest rates and tight spreads.
- Commercial real estate remains highly attractive relative to other asset classes.

1. As of December 31, 2011. Does not include affiliate offices.
2. Reflects loans serviced by GEMSA, a joint venture between CBRE Capital Markets and GE Capital Real Estate

CBRE

CBRE | Page 8

Top 5 U.S. Investment Sales Firms Source: Real Capital Analytics, October 2012 YTD Q3 2012 1,329 589 315 382 221 $24.9 $16.9 $9.1 $8.7 $6.9 0 5 10 15 20 25 30 CBRE Eastdil HFF Cushman & Wakefield Jones Lang LaSalle Total Volume in $billions Total Properties Sold Total Volume Total Properties Sold 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000

Global Corporate Services Major Awards and Accolades #4 outsourcing company across all industries; highest ranked commercial real estate services company Global Excellence in Outsourcing Award Recognizing The World’s Premier Commercial Real Estate Services Firm Highest Ranked Commercial Real Estate Services Firm on the Black Book of Outsourcing List A Leading Provider of Every Outsourced Real Estate Service Consulting Facilities Management Project Management Transaction Management Revenue includes property management, facilities management and project management fees for Global Corporate Services and Asset Services. Does not include transaction revenue associated with outsourcing activities. 41% Percent of YTD Q3 2012 Americas Revenue 1

Asset Services 1 Represents combined data for CBRE and Trammell Crow Company for Facilities Management and Asset Services. Includes joint venture and affiliate portfolios. 2 Revenue includes property management, facilities management and project management fees for Global Corporate Services and Asset Services. Does not include transaction revenue associated with outsourcing activities. Top U.S. Asset Services Clients Americas Square Footage Managed1 (SF in Billions) 41% Percent of YTD Q3 2012 Americas Revenue 2

Appraisal and Valuation Services Largest Clients Largest Corporate Clients Largest Special Servicer Clients Number of Americas Appraisals 4% Percent of Q3 2012 YTD Americas Revenue

 Growth Opportunities Build on leading market presence Enhance talent pool through strategic recruiting and in-fill M&A Structure business around investor and occupier clients Drive integration, specialization and market segmentation throughout service lines Complete management infrastructure for product lines in investor and occupier practice areas Increase focus on growing mid-market opportunities with investors and occupiers Drive specialization and integration throughout system Target premier properties initiative across all markets Integrate strategic account group across investor services Lead outsourcing marketplace with the Fortune 500

 Growth Opportunities Invest in workplace, marketing, business intelligence systems/platform Continue investments in and integration of the research and marketing platforms Enhance technology platform and applications Further develop client care and development strategy Drive workplace and mobility initiatives Ongoing development of our people through continuous learning (CBRE University) Foster performance through support service centers of excellence (COE’s) Drive client satisfaction, loyalty and trust